                                                                   EXHIBIT 10.50

THIS INSTRUMENT PREPARED BY:
LUIS A. CONSUEGRA, ESQ
OCEAN BANK, LEGAL DEPT.
780 NW 42 AVENUE, #300
MIAMI, FL  33126

                           CONSTRUCTION LOAN AGREEMENT


         THIS AGREEMENT, made and entered into this 16th day of July, 2001, by and between, ORIOLE HOMES CORP., a Florida corporation, hereinafter called the "Borrower", which said term "Borrower" shall be construed singular or plural, masculine or feminine, and corporate, partnership or individual, whichever the context hereof requires or admits, and OCEAN BANK, A STATE BANKING CORPORATION, its successors and assigns, hereinafter called the "Lender"

         WITNESSETH:

         WHEREAS, THE BORROWER is vested with fee simple title to that certain property situate in the County of Broward, State of Florida, known and described as follows:

         ---SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF---

and the said Borrower desires to improve said property above-described as set forth in the plans and specifications and in the application for the mortgage loan and said Borrower is without sufficient funds with which to effect said development, and said Lender, as hereinafter provided, has agreed to make a loan to said Borrower on the terms and conditions hereinafter set forth but not otherwise; and

         WHEREAS, simultaneously with the execution and delivery hereof the Borrower has made, executed and delivered to the Lender those certain promissory notes of even date herewith in the principal sum of $10,809,668.00 and $9,135,000.00 due on or before the date specified therein, and a certain first mortgage deed of even date securing the payment of such notes and encumbering the property hereinabove described, and said notes and mortgage deed are intended to serve to evidence and secure said loan;

         NOW, THEREFORE, in consideration of the execution and delivery of said notes and mortgage and of the agreement of said Lender to make said development loan, and of the mutual and separate agreements, covenants and warranties of the parties hereto, it is agreed, covenanted and warranted by and between the parties hereto as follows:

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1.       THE BORROWER covenants, warrants and agrees:

A. The Borrower is indefeasibly seized of said described property in fee simple and has full power and lawful right to convey the same free and clear of all encumbrances, except as to current taxes not yet due and payable, and further subject to the covenants and restrictions of record, which covenants and restrictions contain no rights of reverter or forfeiture of title in case of violation thereof.

B. The Borrower covenants and warrants that even though improvements have been erected on the property, there are no outstanding invoices for any materials, labor or other matters which could create a lien against the property superior to the mortgage in favor of Lender.

C. The Borrower shall also furnish the Lender at Borrower's expense forthwith, and prior to the disbursement of any funds from the development loan account a policy for title insurance insuring all of mortgaged property in the aggregate sum of the mortgage indebtedness hereinbefore mentioned. Such policy shall be in a company acceptable to the Lender and shall agree to insure to the Lender or its nominee or assignee that said mortgage is a valid lien on said property, with the Borrower vested with a marketable and insurable fee simple title free and clear of all exceptions whatsoever except said mortgage and current taxes not yet due and payable. The Borrower shall furnish the Lender at Borrower's expense a current print or prints of survey showing said property vacant and free from encroachments and, upon the completion of said improvement, a print or prints of survey showing said improvement properly located in said property to show that any covenants and restrictions and zoning ordinances affecting said property have not been violated by the improvement of said lands. All surveys shall be made by a civil engineer or surveyor acceptable to the title insurance company and to the Lender and shall be certified to each.

D. If said title policy or any of the surveys shall show the title to the aforesaid premises to be defective so as not to be marketable and insurable as aforesaid or not as warranted above, or so encumbered or defective that said mortgage is not a first lien, THE BORROWER shall within twenty (20) days after notice from the Lender is mailed to the BORROWER pointing out the defects or objections, remove all such defects so that the title will be acceptable to the Lender and marketable and insurable as aforesaid. If the defects cannot be cured and the encumbrances removed and the title made marketable and insurable as aforesaid, this agreement shall, at the option of the Lender, be null and void and of no force and effect, and in that event the Borrowers expressly agree to reimburse the Lender for all costs and expenses incurred by them in connection with such mortgage and this agreement, including reasonable attorney's fees, same to be immediately due and payable and secured by the lien of said mortgage.

E. The Borrower shall furnish and pay the premiums for, from the commencement of development, fire and extended coverage insurance and insurance against such other hazards including flood insurance, if necessary, as well as builder's risk insurance, as shall be required by the Lender, in a company or companies acceptable to the Lender, in the full insurable value of the buildings and improvements and covering the same, said policies to be in such amount and form so that Lender will be a co-insured. Loss under such insurance shall be payable first to Lender to extent of its interest and lien, unless proceeds are applied for restoration as provided in the Mortgage. The Borrower shall furnish at its expense such worker's compensation, builder's risk and liability insurance as may be required by law and the Lender.

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F.       The Borrower shall, in a true, thorough, workmanlike and substantial manner, improve the above-described property in accordance with the plans and specifications therefor heretofore submitted to the Lender and approved by it, which plans and specifications shall be construed together in such manner so that any work, structures, or parts thereof exhibited in the plans and not mentioned in the specifications, or vice versa, are to be constructed and erected as if they were exhibited in the plans and mentioned in the specifications. The Borrower shall fully equip said building(s) and improvements and install and pay for any fixtures and materials and complete and pay for any landscaping, walls, drives, approaches or walks required by said plans or specifications or the mortgage loan or certificates of reasonable value hereinafter mentioned or described in the loan application, and place in said building(s) and improvements and pay for any chattels, furniture, furnishings or equipment as required by said plans or specifications or mentioned or described in the loan application. The Borrower, at its own cost, charge and expense shall pay for all materials, labor, scaffolding, implements and cartage of every description for the due performance of the several work and the complete development of said land, herein contracted to be performed by the Borrower. Borrower shall not make any changes in the plans or specifications or deviate therefrom except for changes in the amount of $10,000.00 per item or $25,000.00 in the aggregate for each building, except with the written consent of the Lender, which consent shall not be unreasonably withheld.

G. The Borrower shall take all necessary steps to assure that development of said land shall proceed continuously and diligently, and in all events shall complete development of said land, and perform all covenants and promises contained in the preceding sub-paragraph (F) hereof not later than twenty-four (24) months from date of first disbursement, unless extensions are exercised pursuant to the promissory notes.

H. The Borrower covenants and warrants that all necessary licenses or permits have been obtained to permit the completion of said land development and that all materials purchased for delivery to said property and for use in said development, and all labor contracted or hired for or in connection with said development shall be used and employed solely on said property and in said development and only in accordance with said plans and specifications. Copies of the necessary permits shall be furnished by Borrower to Lender forthwith prior to any disbursement of funds pursuant to the Agreement.

I. The Borrower agrees to comply with all federal, state and local laws, rules and regulations of any nature whatsoever, applicable zoning ordinances and subdivision restrictions, now in effect or in the future.

J. The Borrower shall furnish, on completion of construction on said property duly notarized, all receipted bills, certificates, affidavits, claims of liens and other documents which may be required by the lien laws of the State of Florida or which shall be required by the Lender or the title insurance company as evidence of full payment for all labor and materials incident to said construction and of said land from all liens therefor.

K. The Borrower shall supervise the improvement of said land without charge or deduction for such services.

L. The Borrower shall comply with and perform each and every one of the provisions, terms, requirements, conditions, and contingencies embodied in that certain mortgage

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         loan commitment covering said property, issued by Lender and identified by date and amount as follows:

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         DATE OF COMMITMENT                           AMOUNT

         May 2, 2001                                  $ 19,944,668.00

         and shall execute all instruments required to fully comply with and perform same and shall abide by, complete and carry out all the Borrowers' representations, proposals and obligations made by and in the application for such mortgage loan commitment. A copy of the aforementioned commitment letter is attached hereto, made a part hereof and marked EXHIBIT " B".

M. The Borrower shall furnish Lender at Lender's request forthwith and pursuant to this Agreement, duly executed copies of the contract between contractor, Borrower and any other contracts and/or sub-contracts between lienors and/or materialmen and Borrower.

2. Funds represented by the aforesaid mortgage indebtedness shall be disbursed and advanced by the Lender from time to time as follows:

A. Subject to the provisions hereof, such funds shall be disbursed and advanced by the Lender from time to time as follows:

         (i) Disbursements with respect to construction costs shall be made as the development of the land has progressed. The funds to be drawn during the term of this loan will be disbursed to Borrower monthly or more often if Lender so agrees in writing on a direct payment basis as work progresses upon receipt by Lender of properly executed draw requests acceptable to Lender both as to form and substance together with bills and/or lien waivers which are to be accompanied by a clear current title search certification issued by a title insurance company acceptable to Lender. In addition, Lender shall receive prior to any disbursement a certification from Lender's approved engineer and/or inspector indicating thereon the value of the work in place. The costs of disbursements and inspections are to be paid by Borrower.

         (ii) Lender may, in its sole discretion, establish a five percent (5%) "hold-back" requirement for the disbursements of the funds hereunder.

B. From the amount of the first advance or each advance or disbursement aforesaid, there may be deducted before same is advanced or disbursed, at the option of the Lender, all interest, costs, charges, fees, brokerages, commissions or expenses owing the Lender by the Borrower incident to the construction loan.

C. Notwithstanding the provisions of sub-paragraph A last above and prior to the disbursement of any funds as set forth in said sub-paragraph A, the Borrower shall expend of Borrower's own funds the sum necessary to complete the improvement on such land over and above the amount to be advanced hereunder, in such amount as Lender's inspector in its sole discretion shall determine on account of the construction costs of the land and improvements and the costs of chattels, or equipment, if any, required by the aforesaid mortgage loan commitment as to such land (not including, however, cost of land or cost of any chattels or equipment which are not required to be pledged by said mortgage loan commitment), and the Borrower shall submit to the

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         Lender evidence satisfactory to it that said sum was expended from
         Borrower's own funds and not from any secondary financing involving any of the property described above or the improvements to be made thereon. Only after the Borrower complies with the foregoing terms of this sub-paragraph shall the Lender be obligated to make any disbursements under said sub-paragraph A. Should Borrower not agree with the report of Lender's inspector, Borrower may request that Lender choose a second inspector to review or re-determine the amounts necessary to complete the construction. Should Lender and Borrower disagree with these reports, the two inspectors will choose a third inspector and the determinations of the third inspector will be binding on the Lender and the Borrower.

D. Notwithstanding any other provision hereof, the Lender shall be entitled at its option to refuse to make any disbursements hereunder, or to withhold a part of any disbursements, for such time the Borrower shall fail to perform or comply with any condition, contingency or requirement of the above-mentioned mortgage loan.

E. Said funds shall be disbursed in accordance with all of the standard controls typically placed upon the disbursement of construction proceeds by Lender. Disbursements will be made in accordance with the Lender's stage payment plan or directly to the contractor, subcontractor and/or supplier or in such other manner as Lender may determine. Requisitions for advances shall be on Lender's approved forms. All determinations, as to cost-to-complete, compliance with plans, specifications and building codes, and amount of advances and other matters relating to disbursements shall be pursuant to the inspection reports.

F. No change orders in excess of $10,000.00 per item and $25,000.00 in the aggregate per building will be permitted unless approved in writing by the Lender herein, contracted purchaser, permanent lender or any other party having an interest in the property described hereinbefore.

G. If the services of an architect and/or engineer are employed, Lender may at its option, but at Borrower's expense, require the architect's and/or engineer's certificate as to the progress of development before making each disbursement in accordance with the aforesaid schedule.

H. The Lender may, at its option, from time to time during development and at its completion require for its own information and protection evidence from the Borrower or contractor, or both, of the payment of bills for all labor and materials, but the Lender shall not be required or responsible to ascertain that any bills are paid.

I. Without the prior written consent of the Lender, all monies disbursed hereunder shall be used solely on account of costs of construction and improvements on the herein-above described property and expenses of the construction loan and no such monies shall be diverted or borrowed for any other use.

J. The Lender shall not be responsible or liable to ascertain or determine at the time of making any disbursements hereunder, or at any other time, that the improvement of said land has been in accordance with the plans and specifications or any contract of the Borrower for the improvement thereof, nor that same as proposed or constructed is permitted by restrictions or zoning ordinances, if any, affecting said premises.

K. Interest until maturity shall accrue at the rate of interest set forth in the notes of even date executed by Borrower and shall be due and payable by Borrower to Lender in accordance therewith. All interest shall be secured by the lien of the mortgage first above described

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         and if not paid by Borrower before the next advance due under this
         Agreement, it may be deducted by Lender from the next advance due hereunder.

L. Lender shall not be liable to materialmen, contractors, sub-contractors, laborers or other for goods and/or services delivered and/or rendered by them in or upon said premises or employed in said development or for any debts or claims accruing in favor of any such parties and against the Borrower or others or against said premises. The Borrower is not and shall not be the agent of the Lender for any purpose whatsoever.

M. All inspection services, if any, rendered by the Lender or its officers, agents, or employees, shall be rendered solely for its own information and protection. Neither the Lender nor its officers, agents or employees shall be in any way liable for the failure of any dealer, contractor, sub-contractor or laborer to deliver materials or perform services to be delivered or performed by them.

N. If and when it shall appear in Lender's inspector's discretion at any time during the development that the balance of costs of all the construction and improvements to be performed as aforesaid (cost-to-complete) will exceed the aggregate of the mortgage indebtedness, less such sums thereof as have been theretofore advance or reserved, the Borrower, forthwith upon demand of the Lender, shall deposit with the Lender within thirty (30) days after delivery of notice to Borrower, the excess amount of such costs of such development and improvements and failure to do so shall constitute a default under this agreement. Should Borrower not agree with the report of Lender's inspector, Borrower may request that Lender choose a second inspector to review or re-determine the amounts necessary to complete the construction. Should Lender and Borrower disagree with these reports, the two inspectors will choose a third inspector and the determinations of the third inspector will be binding on the Lender and the Borrower.

O. If the Borrower or Borrower's contractor shall fail to perform any non-monetary obligation according to the terms of this Agreement or cause or permit conditions to arise so that performance would be rendered unduly difficult or hazardous for the Lender, or if the Borrower shall fail, neglect or refuse to perform either or any of Borrower's promises or agreements hereunder, or breach any promise, covenant, warranty or agreement made hereby or made under said Notes or the mortgage securing the same, or if it becomes apparent based on inspections performed, that the Borrowers or Borrower's contractor will not complete said land development within the time specified in this agreement, or if the Borrower shall become insolvent or if there is filed a voluntary or involuntary petition in bankruptcy of the Borrower, and not dismissed within thirty (30) days, or if a conservator or trustee or receiver is appointed for the assets of the Borrower or an assignment for the benefit of creditors is made by the Borrower, then and in either such event the Borrower shall be considered in default hereunder and the Lender may, at its option, withhold further disbursements hereunder and give the Borrower written notice by mail to remove such default, and upon failure of Borrower to cure said default within thirty (30) days after the notice shall have been delivered, the Lender may, at its option, either:

         (i) declare all the sums evidenced by said Notes and secured by said mortgage and all sums due hereunder to be immediately due and payable, and unless same are paid on demand, may foreclose said mortgage; or

         (ii) enter upon and take possession of said premises and assume full charge of the development of said land as the agent of the Borrower and Borrower's contractor, if any, and may complete or enter into a contract with another to complete, said land

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                  development and may pay, settle or compromise all existing bills and claims which may be claims against the said property or as may be necessary or desirable for the completion of the job in accordance with the plans and specifications, and the Borrowers agree to pay the Lender, on demand, all costs and expenses of completion of the improvement of the land including all sums disbursed by the Lender for its services incident to thereto and reasonable attorney's fees incurred by the Lender incident to said default and the completion of said construction or incident to the enforcement of this provision hereof, and all such sums, even though they may, when added to the construction monies advanced and disbursed under this Agreement, exceed the amount of said notes, shall be secured by the lien of said mortgage as though the same were a part of the debt originally described in and secured thereby. If said sums are not paid by the Borrower immediately on demand, the Lender may declare all such sums and all other sums secured by said mortgage immediately due and payable and proceed to foreclose the same.

3. If at any time the improvements are being made in violation of any environmental laws, regulations, rules, covenants, restrictions or zoning ordinances of governmental authorities affecting said property, the Lender shall be entitled to withhold further disbursements hereunder and, unless such violation is corrected and cured by the Borrower forthwith on notice to the Borrower, the Lender may at its option, declare all funds previously advanced and all other sums evidenced by the notes and secured by the mortgage to be immediately due and payable, and unless same are paid on demand, may foreclose the mortgage.

4. The death of Borrower, or dissolution if same is a corporation or other business entity, shall not terminate the obligations of the Borrowers to complete said construction and perform all other agreements hereunder, and the surviving Borrower, if any, and/or Trustee, if applicable, or the estate of a deceased Borrower shall be required to carry out this Agreement in the manner and within the time herein provided. Funds to be disbursed hereunder may be disbursed notwithstanding the death of the Borrower, and if the deceased is one of the persons to whom disbursement is to be made under Paragraph 2E hereof, disbursement following the Borrower's death may be made to the other or others named in said Paragraph 2D.

5. Should any dispute arise between the Borrowers and the Lender respecting the true significance and meaning of the plans and specifications, the same shall be decided by a competent architect and/or engineer to be selected by the Lender at the cost of the Borrower.

6. All charges and expenses (including but not limited to Lender's fees, recording fees, intangible tax on mortgage, documentary stamps on Notes, abstracting, counsel fees, etc.) in connection with this construction loan are due and payable by Borrowers to Lender upon demand and, if not paid by Borrower before the first disbursement under this construction loan, may be deducted by Lender from the first disbursement hereunder.

7.       The Borrower further represents, covenants, warrants and agrees that:

A. No Notice of Commencement will be recorded or posted prior to the recording of the mortgage hereinabove referred to that has not been terminated prior to the recording of the Mortgage. The Notice of Commencement will be properly recorded and posted prior to commencement of any further improvements; and the improvements described in said Notice will be commenced within thirty (30) days after such recording.

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B.       Lender's advances hereunder shall be disbursed to Borrower, as hereinabove provided; and Lender is not an agent of the Borrower, and has no obligation or responsibility to the Borrower or the contractor or lienors, for the further disbursement and proper payment of said funds to any parties for work, labor, services and materials done, performed and supplied for the development and improvements on the property, or for compliance with or performance of any requirements or provisions of the Florida Construction Lien Law, or otherwise.

C. Lender's advances to Borrower hereunder shall be disbursed by Borrower only pursuant to Borrower's contracts and under the Florida Construction Lien Law, for work, labor, services and materials done, performed and supplied to the property, and Borrower will timely comply with all requirements and provisions of the Florida Construction Lien Law and will require and obtain from all contractors, sub-contractors and/or lienors all duly notarized affidavits required, or permitted to be required, by said Law, and will construct and complete the improvement of said land in accordance with the plans and specifications therefor, free and clear of all claims of lien;

D. If a Claim of Lien shall be filed against the property, the Borrower, on request of Lender or the title insurer, will promptly make and record a "Notice of Contest of Lien"; and cause said lien to be bonded with a cash surety or bond in the amount required by law for the bonding of mechanic's liens within thirty (30) days of the recording of the claim of lien; and

E. If and when requested by Lender or the title insurer, Borrower will promptly furnish satisfactory proof of compliance with all the foregoing and copies of all notices, affidavits and other papers received, made or given by Borrowers relating to the property. Lender shall have the right to withhold payment of any advance otherwise due Borrower hereunder whenever, in the opinion of Lender or title insurer, the further disbursement of said funds by Borrower would not constitute "proper payments" for work, labor, services or materials done on and supplied to the property under Borrower's contracts or under the Florida Construction Lien Law.

8. Borrower releases Lender from any liability or damages arising out of or related to the disbursement of the proceeds of Lender's advances to Borrower hereunder, including any non-compliance or improper compliance with the Florida Construction Lien Law, and Borrower and contractor severally agree to indemnify and hold harmless the Lender from and against any such liability or damages. Further, Borrower will cause the contractor to release the Lender from any liability or damages under the same terms recited in this paragraph.

9. The mailing of a written notice of demand, addressed to the Borrower, directed to the said Borrower at the last address actually furnished to the Lender, and mailed by the United States certified mail, return receipt request, shall be sufficient notice and demand in any case arising under this instrument and required by the provisions hereof or by law. Notice to Lender, if required hereunder, shall be deemed properly given forwarded by certified mail, return receipt requested, with sufficient postage affixed thereto and addressed to Lender at 780 N.W. 42nd Avenue, Miami, Florida 33126.

10. Nothing herein shall be construed to waive or diminish any right or security of the Lender under said notes and mortgage. It is the purpose and intent hereof to provide safeguards, protections and rights for the Lender in addition to those provided in said Notes and mortgage and to better secure said Lender by reason of said construction loan.

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11.      The Borrower shall furnish the Lender at Borrowers' expense a title insurance policy showing marketable and insurable fee simple title free and clean of all exceptions whatsoever except said mortgage and current taxes not yet due and payable. The Borrower shall also furnish the Lender at Borrower's expense a current print or prints of survey showing no encroachments or overlaps.

12. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, legal representatives, successors and assigns. The Borrower shall be released from obligations and agreements hereunder only by written instrument of the Lender specifically provided for in such release.

13. This Construction Loan Agreement shall be governed and construed under the laws of the State of Florida.

14. If this Construction Loan Agreement is executed by more than one person then all singular nouns, pronouns and verbs herein shall be construed as plural nouns, pronouns or verbs; it being the intent and purpose hereof that this form shall conform to the circumstances as fully as if each change from singular to plural were set forth in writing herein.

15. Upon improvement of the property and sale of the individual lots, Borrower will be entitled to partial releases from the lien of the mortgage, provided that the mortgage is in good standing and free from default, upon the payment to the Lender of the following amounts:

          ---SEE EXHIBIT "B" ATTACHED HERETO AND MADE A PART HEREOF---

16. IT IS FURTHER RECOGNIZED THAT THE BORROWER MAY REQUESTED LENDER TO ISSUE A STAND-BY LETTER/S OF CREDIT GUARANTEEING A BENEFICIARY THAT FUNDS WILL BE AVAILABLE TO COMPLETE CERTAIN WORK OBLIGATIONS REQUIRED TO BE PERFORMED BY THE BORROWER, THE STAND-BY LETTER/S OF CREDIT IS SECURED BY THE MORTGAGE.

17. ONCE THE LOAN SECURED BY THE MORTGAGE, IS PAID OFF PURSUANT TO THE TERMS OF PAYMENT OF THE NOTES AND THE RELEASE PROVISION HEREINABOVE DESCRIBED, THE BORROWER FURTHER AGREES TO CONTINUE PAYING LENDER THE RELEASE PRICE STIPULATED HEREIN, AND LENDER AGREES TO SET ASIDE SAID FUNDS IN AN INTEREST-BEARING SAVINGS ACCOUNT UNTIL SUCH TIME AS SAID ACCOUNT HAS REACHED THE OUTSTANDING BALANCE OF THE STAND-BY LETTER/S OF CREDIT ISSUED BY LENDER IN FAVOR OF THE BENEFICIARY. THE FUNDS DEPOSITED INTO SAID INTEREST BEARING SAVINGS ACCOUNT WILL SERVE AS COLLATERAL FOR THE STAND-BY LETTER/S OF CREDIT. AS THE OBLIGATIONS OF THE STAND-BY LETTER/S OF CREDIT ARE REDUCED, THE BORROWER MAY WITHDRAW FUNDS FROM SAID ACCOUNT; PROVIDED THAT THE REMAINING BALANCE OF THE INTEREST BEARING ACCOUNT IS NOT LESS THAN THE OUTSTANDING BALANCE OF THE STAND-BY LETTER/S OF CREDIT.

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18.      The Borrower hereby agrees that it will not obtain any secondary financing on the mortgaged property which secures the loan from the Lender to Borrower, or otherwise encumber said property without the prior written consent of Lender.

19. AN INTEREST RESERVE IN THE AMOUNT OF $1,250,000.00 HAS BEEN ESTABLISHED FOR THIS TRANSACTION. THIS SUM IS TO BE ALLOCATED TO THE INTEREST PAYMENTS DUE UNDER THE LOAN AND SHALL BE DISBURSED ONCE A MONTH AS PER INVOICES OF THE LENDER. ONCE THIS RESERVE IS DEPLETED, ANY EXCESS OF INTEREST PAYMENTS DUE UNDER THE LOAN SHALL BE PAID OUT OF THE BORROWER'S OWN FUNDS TO LENDER WHEN DUE. IN THE EVENT THAT ACTUAL CONSTRUCTION HAS NOT TAKEN PLACE WITHIN SIX MONTHS AFTER CLOSING OF THIS LOAN, THE INTEREST RESERVE FUNDS WILL BECOME FROZEN UNTIL A NEW APPROVAL IS OBTAINED FROM THE LENDER.

20. LENDER AND THE BORROWER SPECIFICALLY AGREE THAT THEY WAIVE ALL RIGHTS TO RELY ON OR ENFORCE ANY ORAL STATEMENTS MADE PRIOR TO OR SUBSEQUENT TO THE SIGNING OF THIS DOCUMENT.

21. LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS DOCUMENT, AND/OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, AND/OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY MADE BEFORE, DURING, OR AFTER THE EXECUTION OF THIS DOCUMENT. THIS WAIVER APPLIES IN THE EVENT ANY OTHER PARTIES INSTITUTE, JOIN, OR DEFEND ANY LITIGATION. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER EXTENDING CREDIT TO BORROWER. IT IS EXPRESSLY AGREED THAT NO PARTY OR ENTITY HAS REPRESENTED THAT THIS WAIVER WILL NOT BE ENFORCED.

22. VENUE AND JURISDICTION SHALL BE IN BROWARD COUNTY, FLORIDA, FOR ANY AFFIRMATIVE OR DEFENSIVE LEGAL PROCEEDING IN CONNECTION WITH THIS DOCUMENT AND/OR ANY OTHER DOCUMENT SIGNED BY THE BORROWER IN FAVOR OF LENDER.

         IN WITNESS WHEREOF, the parties have executed this instrument under their respective seals the day and year first above written.

Signed, sealed, and delivered               BORROWER:
in the presence of:
                                            ORIOLE HOMES CORP., a Florida
                                            corporation.



                                            By:
--------------------------------                --------------------------------
                                                MARK A. LEVY, PRESIDENT


                                            Attest:
--------------------------------                    ----------------------------
                                                    H. A. LEVY, SECRETARY



                                            LENDER:

                                            OCEAN BANK, a state banking
                                            corporation 780 NW 42nd
                                            Avenue Miami, FL 33126


                                            BY:
--------------------------------                --------------------------------

                                            ATTEST:
--------------------------------                    ----------------------------


STATE OF FLORIDA           }
                           }  ss:
COUNTY OF MIAMI-DADE       }


         THE FOREGOING instrument was acknowledged before me this _____ day of ____________________________, 2001, by MARK A. LEVY AND H. A. LEVY, as President
and Secretary, respectively, of ORIOLE HOMES CORP., a Florida corporation, on behalf of the corporation. They have produced Florida drivers' licenses as identification.



                                            ------------------------------------
                                            ENI F. CALVINO
                                            NOTARY PUBLIC, STATE OF FLORIDA


My Commission Expires:

STATE OF FLORIDA           }
                           }  ss:
COUNTY OF MIAMI-DADE       }


         THE FOREGOING instrument was acknowledged before me this _____ day of ____________________________, 2001, by _____________________________________ and
________________________________, as ____ Vice President and
___________________________, respectively of OCEAN BANK, a state banking corporation, on behalf of the corporation. They are personally known to me.



                                            ------------------------------------
                                            ENI F. CALVINO
                                            NOTARY PUBLIC, STATE OF FLORIDA


My Commission Expires: